EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                              dated January 7, 2002

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated January 26, 2001 relating to the financial statements and financial statement schedule of CNL Retirement Properties, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida
January 7, 2002